UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2017

IDdriven, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55645	46-4724127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13355 Moss Rock Dr., Auburn, CA 95602

(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (415) 226-7773

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

IDdriven, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement ("SPA") dated April 10, 2017 with AUCTUS FUND, LLC, a Delaware limited liability company (the “Purchaser”), to issue and sell to the Purchaser a 10% Convertible Note in the principal amount of $168,500 (the “Note”) for a purchase price of $168,500. The Note was funded and the transaction closed on April 12, 2017. The Note matures on January 10, 2018 (the “Maturity Date”). The material features of the Note and the SPA are set forth below. Unless otherwise defined herein, all capitalized terms are defined in the Note or the SPA, as applicable. The foregoing description of the terms of the SPA and the Note, do not purport to be complete and are qualified in their entirety by the complete text of the documents attached hereto, respectively, as Exhibits 10.1, and 10.2 to this Current Report on Form 8-K.

Interest accrues daily on the outstanding principal amount of the Note at a rate per annum equal to 10% on the basis of a 365-day year. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of twenty-four (24%) per annum. The principal amount of the Note and interest are payable on the Maturity Date.

The Note is convertible into common stock, subject to Rule 144, at any time after the issue date of the Note at a conversion price of $0.04 per share of the Company’s Common Stock, subject to adjustment as set forth in Sections 1.2 – 1.9 of the Note therein, including, without limitation Prepayment of the Note pursuant to Section 1.9 therein.

Article II of the Note sets forth certain negative covenants of the Company so long as the Note is outstanding.

Article III of the Note sets forth certain events of default under the Note.

Article IV of the Note contains certain miscellaneous provisions including future financings under certain more favorable terms, severability of provisions, notices, etc.

The Note and SPA also contain certain representations, warranties, covenants and events of default including if the Company is delinquent in its periodic report filings with the SEC, and increases in the amount of the principal and interest rates under the Note in the event of such defaults. In the event of default, at the option of the Purchaser and at their sole discretion, the Purchaser may consider the Note immediately due and payable.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance of the securities whose information is set forth in Item 1.01 of this Current Report on Form 8-K were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, these investors had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and will receive, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Securities Purchase Agreement with Auctus Fund, LLC dated April 10, 2017

10.2	Convertible Promissory Note in the principal amount of $168,500 dated April 10, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDdriven, Inc.

Date: April 18, 2017	By:	/s/ Arend D. Verweij
Arend D. Verweij, Chief Executive Officer

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